UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 18, 2014

MAVENIR SYSTEMS, INC. (Exact name of registrant as specified in its charter)

Delaware	001- 36171	61-1489105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1700 International Parkway, Suite 200
Richardson, Texas 75081
(Address of principal executive offices, including zip code)

(469) 916-4393
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 19, 2014, Mavenir Systems, Inc. (“Mavenir”) and certain of its subsidiaries entered into a Consent, Joinder and Second Loan Modification Agreement (the “Loan Modification”) with its lender Silicon Valley Bank.

As reported below in Item 2.01 of this Current Report, on November 18, 2014, Mavenir completed its acquisition of Stoke, Inc., a Delaware corporation (“Stoke”), by merger and in connection with the merger Stoke’s name was changed to Mavenir International Holdings, Inc. Pursuant to the Loan Modification, (i) Mavenir International Holdings, Inc. (formerly Stoke) became a borrower under Mavenir’s loan and security agreement with Silicon Valley Bank and granted a security interest to Silicon Valley Bank in substantially all of its assets; (ii) the amount of the term loan under Mavenir’s loan agreement with Silicon Valley Bank was increased from $25.0 million to $26.9 million, and the increase was drawn down to repay approximately $1.9 million of outstanding indebtedness owed by Stoke to Silicon Valley Bank under Stoke’s prior loan agreement, which was in turn terminated; (iii) the interest rate on Mavenir’s term loan was reduced by 0.50%, from 2.75% to 2.25%; (iv) the time period during which the 1.0% prepayment penalty is in effect under Mavenir’s term loan was extended from March 6, 2015 through November 19, 2015; and (v) Silicon Valley Bank consented to the acquisition of Stoke by Mavenir.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 18, 2014, Mavenir completed the merger contemplated by the previously announced Agreement and Plan of Merger (the “Merger Agreement”) with Storm Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Mavenir (“Merger Sub”), Stoke, certain equity holders of Stoke and Fortis Advisors LLC as the representative for Stoke’s equity holders. Upon the terms and subject to the conditions set forth in the Merger Agreement, Mavenir acquired Stoke through the merger of Merger Sub with and into Stoke, with Stoke being the surviving corporation. In connection with the merger, Stoke changed its name to Mavenir International Holdings, Inc. and is now an indirect wholly-owned subsidiary of Mavenir. Stoke provides mobile gateway solutions to the broadband network industry.

At the effective time of the merger, Mavenir paid approximately $2.9 million in cash (which amount includes certain transaction expenses of Stoke and reflects certain other adjustments pursuant to the Merger Agreement), and repaid approximately $1.9 million of Stoke’s outstanding indebtedness. The amount paid is subject to potential post-closing adjustments for working capital and other liabilities of Stoke. The Merger Agreement provides for potential post-closing indemnification in the case of breaches of representations, warranties or covenants.

The foregoing is a summary of certain terms of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and does not purport to summarize or include all terms of the Agreement or to identify or summarize all of the other agreements related to the Merger.

Cautionary Statement

The Merger Agreement attached as Exhibit 2.1 to this Current Report contains representations and warranties of each of the parties. Certain assertions embodied in those representations and warranties are qualified by information in confidential disclosures that the parties delivered to each other in connection with the execution of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality or other qualifiers (which are different from standards of “materiality” under the federal securities laws), or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, or for any other purpose, at the time they were made or otherwise.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

Mavenir issued a press release on November 19, 2014, to announce the completion of the Merger, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and in Exhibit 99.1 hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Forward Looking Statements

The statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of Section 21E of the Exchange Act, including, without limitation, statements regarding purchase price adjustments and indemnification. Forward-looking statements can generally be identified by words such as “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “target,” “will,” “to be” and other expressions that are predictions or indicate future events, trends or prospects, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ may include risks and uncertainties related to Mavenir’s ability to successfully integrate Stoke’s operations and products, indemnification obligations and the effect of the Merger on Mavenir’s operating results going forward. Investors should not place undue reliance on forward-looking statements in this report. Mavenir does not assume any obligation to update the forward-looking statements provided herein, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

In accordance with paragraph 9.01(a)(4) of Form 8-K, Mavenir will file an amendment to this Current Report on Form 8-K containing the financial statements required in Item 9.01(a) within the required 71 calendar days from the date that the initial report on Form 8-K was required to be filed in connection with the acquisition of Stoke.

(b) Pro Forma Financial Information.

In accordance with paragraph 9.01(b)(2) of Form 8-K, Mavenir will file an amendment to this Current Report on Form 8-K containing the pro forma financial information required in Item 9.01(b) within the required 71 calendar days from the date that the initial report on Form 8-K was required to be filed in connection with the acquisition of Stoke.

(d) Exhibits.

Exhibit No.		Description

2.1	*
Agreement and Plan of Merger, dated November 12, 2014, by and among Mavenir Systems, Inc., Storm Merger Sub, Inc., Stoke, Inc., the Equityholders of Stoke, Inc. named therein, and the Equityholders’ Representative

99.1		Press Release, dated November 19, 2014

*
Schedules and Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit to the Agreement and Plan of Merger.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAVENIR SYSTEMS, INC.

Date: November 20, 2014	By:	/s/ Terry Hungle
Name: Terry Hungle
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.		Description

2.1	*
Agreement and Plan of Merger, dated November 12, 2014, by and among Mavenir Systems, Inc., Storm Merger Sub, Inc., Stoke, Inc., the Equityholders of Stoke, Inc. named therein, and the Equityholders’ Representative

99.1		Press Release, dated November 19, 2014

*
Schedules and Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit to the Agreement and Plan of Merger.